EXHIBIT 5.1

One Logan Square

130 North 18th Street | Philadelphia, PA 19103-6998

blankrome.com

October 31, 2024

The Board of Directors

ASP Isotopes Inc.

601 Pennsylvania Avenue NW

South Building, Suite 900

Washington, D.C. 20004

Ladies and Gentlemen:

We have acted as counsel to ASP Isotopes Inc., a Delaware corporation (the “Company”), in connection with the preparation of (i) the Registration Statement on Form S-3 (File No. 333-279857) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 31, 2024 and declared effective by the Commission on June 12, 2024 (the “Initial Registration Statement”), and (ii) the related Registration Statement on Form S-3 to be filed pursuant to Rule 462(b) promulgated under the Securities Act (“462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”) to register the offer and sale of an additional $3,100,000 of its securities, which includes shares of common stock of the Company, $0.01 par value per share (“Common Stock”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of 462(b) Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) resolutions adopted by the Board of Directors of the Company (the “Board”), (iii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (iv) the Amended and Restated Bylaws of the Company (the “Bylaws”), and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

We have not performed any independent investigation other than the document examination described above. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined, and the genuineness of all signatures.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation and the Bylaws, in accordance with the applicable underwriting agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of Common Stock) provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Blank Rome LLP | blankrome.com

October 31, 2024

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. We also consent to any and all references to us in the prospectus which is part of said 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP